Exhibit 99-1

NewLake Capital Partners Reports Third Quarter 2022 Financial Results

Third Quarter 2022 Revenue Totaled $12.1 Million, an Increase of 50% Year-Over-Year
Third Quarter 2022 Net Income Attributable to Common Stockholders and Participating Securities totaled $6.5 Million FFO totaled $10.3 Million, and AFFO totaled $10.6 Million

Conference Call and Webcast Scheduled for November 10, 2022, at 10a.m. Eastern Time

New Canaan, CT, November 9, 2022 /GLOBE NEWSWIRE/ — NewLake Capital Partners, Inc. (OCTQX: NLCP) (the “Company” or “NewLake”), a leading provider of real estate capital to state-licensed cannabis operators, today announced its financial results for the third quarter ended September 30, 2022.

Anthony Coniglio, President and Chief Executive Officer, said, “We are very pleased with our third quarter results and the strength of our business. We announced our sixth straight quarterly dividend increase and delivered significant year-over-year growth with AFFO up 75% from Q3 2021. While our pipeline of quality cannabis properties remains robust, we can no longer ignore the compelling investment opportunity with our stock trading at such a discount. We have initiated a stock repurchase program demonstrating our strong conviction in the quality of our portfolio and the long term value of our Company.”

Third Quarter 2022 Financial Highlights
Comparison to the second quarter ended June 30, 2022:
◦Revenue totaled $12.1 million as compared to $10.5 million, an increase of 15.0% from the prior quarter.
◦Net income attributable to common stockholders and participating securities totaled $6.5 million, as compared to $3.8 million(1).
◦Funds from operations-diluted(2) (“FFO”) totaled $10.3 million, as compared to $6.6 million(1).
◦Adjusted funds from operations-diluted(2) (“AFFO”) totaled $10.6 million compared to $8.8 million, an increase of 21.4% from the prior quarter.
◦Cash and cash equivalents as of September 30, 2022, were $45.0 million, with $4.8 million committed(3) to fund tenant improvements.

Comparison to the third quarter ended September 30, 2021:
◦Revenue totaled $12.1 million as compared to $8.0 million, an increase of 50.0% year-over-year.
◦Net income attributable to common stockholders and participating securities totaled $6.5 million, as compared to $2.7 million.
◦FFO totaled $10.3 million, as compared to $5.2 million.
◦AFFO totaled $10.6 million compared to $6.1 million, an increase of 75.3% year-over-year.

Nine Months Ended September 30, 2022 Financial Highlights
Comparison to the nine months ended September 30, 2021
◦Revenue totaled $32.6 as compared to $19.1 million, an increase of 70.9% year over year.
◦Net income attributable to common stockholders and participating securities totaled $15.3 million, as compared to $6.9 million.
◦FFO totaled $24.7 million, as compared to $12.7 million.
◦AFFO totaled $27.8 million compared to $14.6 million, an increase of 90.9% year-over-year.

Operational Highlights and Subsequent Events
◦For the nine months ended September 30, 2022, the Company invested $65.4 million to acquire four cultivation facilities and funded $43.5 million of tenant improvements (“TI”) across seven properties.
◦On November 3, 2022, the Company purchased a $1.6 million dispensary in Ohio.
◦On November 7, 2022, the Board of Directors of the Company authorized a share repurchase program of its common stock up to $10 million through December 31, 2023. _________________________________________________________________________________
(1) Net income and FFO for the second quarter of 2022 were impacted by one-time severance costs of $1.6 million in connection with certain executive officer separation agreements, which were contemplated as part of a succession plan at the time of the Company merger.
(2) In the third quarter FFO diluted and AFFO diluted aqre calculated and presented on a fully diluted basis and comparative prior period balances for FFO and AFFO were calculated to conform to the third quarters presentation.
(3) Does not include the option to purchase an adjacent parcel for $16.5 million since there is no obligation for the Company to fund the additional purchase or $2.7 million of commitments because the company was released from its' obligation to fund the TI subsequent to September 30, 2022.

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Investment Activity

On a sequential basis, total revenue increased 15.0% from the second quarter of 2022 as the Company invested $4.7 million to fund tenant improvements during the third quarter. Also, the Company recognized a full quarter of revenue from the $20.1 million Curaleaf expansion funded in mid-June and the two AYR Strategies cultivation facilities acquired on June 30, 2022.

The following tables present the Company's investment activity for three months ended September 30, 2022 (dollars in thousands).

Acquisitions

Tenant	Market	Site Type	Closing Date	Acquisitions
Calypso Enterprises	Pennsylvania	Cultivation	August 5, 2022	$30,000	(1)

Total				$30,000

(1) Converted from a mortgage loan to a 20-year sale-leaseback on August 5, 2022, in accordance with the loan agreement.

Tenant Improvements Funded

Tenant	Market	Site Type	Closing Date	TI Funded	Unfunded Commitments (1)
Mint	Arizona	Cultivation	June 24, 2021	3,400	3,063
Organic Remedies	Missouri	Cultivation	December 20, 2021	475	282
Bloom Medicinal	Missouri	Cultivation	April 1, 2022	852	752
Ayr Wellness, Inc.	Pennsylvania	Cultivation	June 30, 2022	—	750
Total				$4,727	$4,847

(1) Does not include a $16.5 million option to acquire an adjacent property from an existing tenant since there is no obligation to fund the purchase or $2.7 million of commitments because the company was released from its' obligation to fund the TI subsequent to September 30, 2022.

Financing Activity

Revolving Credit Facility

On May 6, 2022 the Company's Operating Partnership entered into a loan and security agreement (the "Loan and Security Agreement") with a commercial federally regulated bank, as a lender and as agent for lenders that become party thereto from time to time. The Loan and Security Agreement matures on May 6, 2027. The Revolving Credit Facility had an initial commitment of $30.0 million which is secured by a borrowing base consisting of fee simple owned real properties that satisfy eligibility criteria specified in the loan agreement. On July 29, 2022, the Operating Partnership entered into an amendment to the Loan and Security Agreement which increased the aggregate commitment under the Revolving Credit Facility to $90.0 million and added two additional lenders. The Company, subject to certain conditions, has the ability to request additional revolving loan commitments which may increase the total aggregate principal amount of the Revolving Credit Facility to up to $100.0 million. Borrowings under the Revolving Credit Facility may be voluntarily prepaid and re-borrowed and bears a fixed rate of 5.65% for the first three years and thereafter a variable rate based upon the greater of (a) the Prime Rate quoted in the Wall Street

Journal (Western Edition) (“Base Rate”) plus an applicable margin of 1.00% or (b) 4.75%. The outstanding borrowings under the Revolving Credit Facility was $1.0 million as of September 30, 2022.

The facility is subject to certain liquidity and operating covenants and includes customary representations and warranties, affirmative and negative covenants and events of default. As of September 30, 2022, the Company is compliant with the covenants of the agreement.

Seller Financing

In connection with the purchase and leaseback of a cultivation facility in Chaffee, Missouri on December 20, 2021, the Company entered into a $3.8 million loan payable to the seller, which is an independent third party from the tenant. The loan bears interest at a rate of 4.00% per annum. Principal payments on the loan are payable in annual installments of which $1.8 million was paid in January 2022. The remaining principal payments are due in annual installments of $1.0 million and $1.0 million in January 2023 and 2024, respectively. The loan's outstanding balance as of September 30, 2022 was $2.0 million.

Stock Repurchase Program
On November 7, 2022, the Board of Directors of the Company authorized a stock repurchase program of its common stock up to $10 million through December 31, 2023. Purchases made pursuant to the stock repurchase program will be made in the open market, in privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b-18 of the Securities and Exchange Act of 1934, as amended. The authorization of the stock repurchase program does not obligate the Company to acquire any particular amount of common stock. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The stock repurchase program may be suspended or discontinued by us at any time and without prior notice. The Company has not, as of the date hereof, repurchased any shares of common stock under the the stock repurchase program.

Dividend

On September 15, 2022, the Company declared a third quarter 2022 cash dividend of $0.37 per share of common stock, equivalent to an annualized dividend of $1.48 per share of common stock. The dividend was paid on October 14, 2022 to stockholders of record at the close of business on September 30, 2022.

Conference Call and Webcast Details:

Management will host a conference call and webcast at 10:00 a.m. Eastern Time on November 10, 2022 to discuss its quarterly financial results and answer questions about the Company's operational and financial highlights for the third quarter ended September 30, 2022.

Event:	NewLake Capital Partners Inc. Third Quarter 2022 Earnings Call
Date:	Thursday, November 10, 2022
Time:	10:00 a.m. Eastern Time
Live Call:	1-888-254-3590 (U.S. Toll-Free) or +1-929-477-0448 (International)
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1577693&tp_key=2c833cb7a9

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until November 24, 2022 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 3325614.

About NewLake Capital Partners, Inc.

NewLake Capital Partners, Inc. is an internally-managed real estate investment trust that provides real estate capital to state-licensed cannabis operators through sale-leaseback transactions and third-party purchases and funding for build-to-suit projects. NewLake owns a portfolio of 32 cultivation facilities and dispensaries that are leased to single tenants on a triple-net basis. For more information, please visit www.newlake.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “project,” “continue” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Use of Non-GAAP Financial Information

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

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Contact Information:
Lisa Meyer
Chief Financial Officer, Treasurer and Secretary
NewLake Capital Partners, Inc.
lmeyer@newlake.com

Investor Contact:
Valter Pinto, Managing Director
KCSA Strategic Communications
Valter@KCSA.com
PH: (212) 896-1254

Media Contact:
McKenna Miller
KCSA Strategic Communications
MMiller@KCSA.com
PH: (212) 896-1254

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	September 30, 2022	December 31, 2021
Assets:	(Unaudited)	(Audited)

Real Estate
Land	$21,146	$15,649
Building and Improvements	375,051	272,432
Total Real Estate	396,197	288,081
Less Accumulated Depreciation	(16,757)	(9,155)
Net Real Estate	379,440	278,926
Cash and Cash Equivalents	45,023	127,097
Loans Receivable	5,000	30,000
In-Place Lease Intangible Assets, net	22,492	24,002
Other Assets	2,667	858

Total Assets	$454,622	$460,883

Liabilities and Equity:

Liabilities:

Accounts Payable and Accrued Expenses	$1,967	$1,404
Revolving Credit Facility	1,000	—
Loan Payable, net	1,980	3,759
Dividends and Distributions Payable	8,064	6,765
Security Deposits Payable	7,310	6,047
Interest Reserve	—	2,144
Rent Received in Advance	862	1,429
Other Liabilities	276	—

Total Liabilities	21,459	21,548

Commitments and Contingencies

Equity:

Preferred Stock, $0.01 Par Value, 100,000,000 Shares Authorized, 0 and 0 Shares Issued and Outstanding, Respectively	—	—
Common Stock, $0.01 Par Value, 400,000,000 Shares Authorized, 21,403,817 and 21,235,914 Shares Issued and Outstanding, Respectively	214	213
Additional Paid-In Capital	456,352	450,916
Accumulated Deficit	(30,811)	(23,574)

Total Stockholders' Equity	425,755	427,555

Noncontrolling Interests	7,408	11,780

Total Equity	433,163	439,335

Total Liabilities and Equity	$454,622	$460,883

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue:

Rental Income	$11,639	$8,048	$30,317	$19,083
Interest Income from Loans	434	—	2,301	—

Total Revenue	12,073	8,048	32,618	19,083

Expenses:

Depreciation and Amortization Expense	3,630	2,464	9,113	5,601
General and Administrative Expenses:
Compensation expense	760	805	3,898	2,209
Stock-Based Compensation	280	816	1,201	1,820
Professional fees	279	574	1,486	1,351
Other general and administrative expenses	414	631	1,249	1,009
Total general and administrative expenses	1,733	2,826	7,834	6,389

Total Expenses	5,363	5,290	16,947	11,990

Loss on Sale of Real Estate	—	—	(60)	—

Income From Operations	6,710	2,758	15,611	7,093

Other Income (Expenses):
Interest Income	7	21	103	40
Interest Expense	(94)	—	(167)	—

Total Other Income (Expense)	(87)	21	(64)	40

Net Income	6,623	2,779	15,547	7,133

Preferred Stock Dividends	—	—	—	(4)

Net Income Attributable to Noncontrolling Interests	(113)	(82)	(262)	(236)

Net Income Attributable to Common Stockholders and Participating Securities	$6,510	$2,697	$15,285	$6,893

Net Income per Common Share - Basic	$0.30	$0.14	$0.71	$0.44

Net Income per Common Share - Diluted	$0.30	$0.14	$0.71	$0.44

Weighted Average Shares of Common Stock Outstanding - Basic	21,428,905	19,410,307	21,417,149	15,588,544

Weighted Average Shares of Common Stock Outstanding - Diluted	21,802,487	19,555,867	21,815,763	15,637,064

Non-GAAP Financial Information

Funds From Operations

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently and therefore the Company’s computation of FFO may not be comparable to such other REITs.

Adjusted Funds From Operations

The Company calculates AFFO by starting with FFO and adding back non-cash and certain non-recurring transactions, including non-cash components of compensation expense. Other REITs may not define AFFO in the same manner and therefore the Company’s calculation of AFFO may not be comparable to such other REITs. You should not consider FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

The table below is a reconciliation of net income attributable to common stockholders to FFO and AFFO for the three and nine months ended September 30, 2022 and 2021 (in thousands, except share and per share amounts):

	Three Months Ended September 30, 2022		Nine Months Ended September 30, 2022
	2022	2021	2022	2021

Net income attributable to common stockholders and participating securities	$6,510	$2,697	$15,285	$6,893
Net income attributable to noncontrolling interests	113	82	262	236
Net income attributable to common stockholders - diluted	6,623	2,779	15,547	7,129
Adjustments:
Real estate depreciation and amortization	3,630	2,464	9,113	5,601
Loss on sale of real estate	—	—	60	—
FFO attributable to common stockholders - diluted (1)	10,253	5,243	24,720	12,730
Severance	25	—	1,752	—
Stock- based compensation	280	816	1,201	1,820
Non-cash interest expense	59	—	92	—
Amortization of straight-line rent expense	6	—	12	—
AFFO attributable to common stockholders - diluted(2)	$10,623	$6,059	$27,777	$14,550

FFO per share - diluted	$0.47	$0.27	$1.13	$0.81
AFFO per share - diluted	$0.49	$0.31	$1.27	$0.93

(1) In the third quarter FFO diluted and AFFO diluted are calculated and presented on a fully diluted basis and comparative prior period balances for FFO and AFFO were calculated to conform to the third quarters presentation.